EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-103653 of Computer Sciences Corporation on Form S-8 of our report dated June 26, 2003, appearing in this Annual Report on Form 11-K of the DynCorp Savings and Retirement Plan for the year ended December 31, 2002.

/s/Deloitte & Touche LLP
June 27, 2003